UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 SW 10th Street, Deerfield Beach, Florida 33442

(Address of Principal Executive Office) (Zip Code)

(954) 363-4797

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Notice of Application of Delisting from American Stock Exchange

As previously disclosed, the Company was advised on January 10, 2005 that the American Stock Exchange (“Amex”) intended to proceed with the filing of an application with the Securities and Exchange Commission to strike the Company’s common stock from listing and registration on the Amex and that the Company had a right to appeal such determination. Also as previously disclosed, the Company determined that it is not in its best interest to appeal such determination. The Company’s common stock currently trades on the Pink Sheets under the symbol “IBDI”.

On February 25, 2005, the Company received notice from the Amex that the Amex had submitted an application under Exchange Act Rule 12d2-2 to the Securities and Exchange Commission to delist the Company’s common stock from the Amex. The Amex made application to the Securities and Exchange Commission to strike from listing a registration of the Company’s common stock on the Amex effective at the opening of trading session on March 7, 2005. The Amex provided in its application to the Securities and Exchange Commission that the Company was not in compliance with the following Amex rules:

(a)

Section 341 of the Amex Company Guide (the “Company Guide”) which requires a listed company, that is being effectively acquired by an unlisted company as a result of a plan of acquisition, merger or consolidation, to meet the Exchange’s original listing standards set forth in Sections 101 and 102 of the Company Guide;

(b)

Section 120 of the Company Guide which requires an appropriate review of all related party transactions on an ongoing basis and utilization of its audit committee or a comparable body of its board of directors for the review of potential conflict of interest situations where appropriate;

(c)

Sections 131, 301 and 331 of the Company Guide which prohibits a listed company from issuing shares of its securities in excess of those authorized for listing until the Exchange has approved an additional listing application with respect to such shares;

(d)

Section 132(e) of the Company Guide which requires a listed company to furnish such information concerning the company as the Exchange may reasonably require;

(e)

Section 711 of the Company Guide which requires that a listed company obtain shareholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees or consultants regardless of whether or not such authorization is required by law or by the company’s charter;

(f)

Section 712 of the Company Guide which requires that a listed company obtain shareholder approval as a prerequisite to approval of applications to list additional shares to be issued as sole or partial consideration for, among others, an acquisition of the stock of another company where the present or potential issuance of common stock, on securities convertible into common stock, could result in an increase in outstanding common stock shares of 20% or more;

(g)

Section 1003(a)(iv) of the Company Guide which states that the Exchange will normally consider suspending dealings in, or removing from the list, a security of a company that is financially impaired;

(h)

Section 1003(d) of the Company Guide which requires a listed company to comply with its listing or other agreements with the Exchange;

(i)

Section 1003(f)(iii) of the Company Guide which states that the Exchange will normally consider suspending dealings in, or removing from the list, a security if the company or its management engage in operations which, in the opinion of the Exchange, are contrary to the public interest;

(j)

Section 1101 of the Company Guide which requires a listed company to file certain information, document and reports with the SEC (or other appropriate regulatory agency) on a timely basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Interactive Grand Development, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERACTIVE BRAND DEVELOPMENT, INC.

By:	/s/ STEVE MARKLEY
Steve Markley Chief Executive Officer

Date: March 3, 2005

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